                                                                    EXHIBIT 10.3

                               THIRD AMENDMENT TO
                                   ALLOY, INC.
                              AMENDED AND RESTATED
                     1997 EMPLOYEE, DIRECTOR AND CONSULTANT
                      STOCK OPTION AND STOCK INCENTIVE PLAN

      THIS THIRD AMENDMENT (the "THIRD AMENDMENT") to the Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan, as amended by the First Amendment thereto dated May 28, 2003 and the Second Amendment thereto dated as of July 25, 2003 (as so amended, the "PLAN"), is made as of June __, 2004. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan.

      WHEREAS, the Board of Directors (the "BOARD") of Alloy, Inc. (the "COMPANY") previously adopted, and currently maintains, the Plan; and

      WHEREAS, the Board has deemed it desirable to further amend the Plan to eliminate the Company's obligations with respect to the mandatory issuance of Non-Qualified Options under the Plan to non-employee members of the Board; and

      WHEREAS, pursuant to Section 33 of the Plan, the Board, as the Administrator, has the power to amend the Plan to effect such amendment, and the Board has adopted resolutions providing for such amendment.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section 6(A)(e) of the Plan is hereby deleted in its entirety.

      Except as expressly set forth herein, the Plan remains in full force and effect.